Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES CORP.
REGISTRATION STATEMENT DECLARED EFFECTIVE

Bay Shore, NY – November 3, 2010 -- Del Global Technologies Corp. (OTCBB: DGTC) (“Del Global” or “the Company”) today announced that the registration statement on Form S-1 (the “Registration Statement”) for its previously announced rights offering to its existing shareholders (the “Rights Offering”) was declared effective on November 3, 2010 by the Securities and Exchange Commission (the “SEC”).

Under the terms of the Rights Offering described in the prospectus contained in the Registration Statement, the Company will distribute non-transferable subscription rights to purchase up to an aggregate of 24,999,224 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), to persons who own shares of the Common Stock as of the close of business on November 12, 2010, the record date (the “Record Date”) for the Rights Offering.

Each holder of record as of the close of business on the Record Date will receive one subscription right for each share of the Common Stock owned at the close of business on the Record Date.

Each subscription right entitles the holder to purchase 1.1004 shares of Common Stock at a subscription price of $0.60 per share, which is the basic subscription right.  For Company shareholders who fully exercise their basic subscription rights, an oversubscription right of each right entitles such shareholders to subscribe for additional shares of the Company’s common stock unclaimed by other holders of rights in this offering at the same subscription price per share.  If an insufficient number of shares is available to fully satisfy all oversubscription right requests, the available shares will be distributed proportionately among shareholders who exercised their oversubscription rights based on the number of shares each shareholder subscribed for under their basic subscription rights.  Also, the Company has protection mechanics in place to preserve its ability to utilize its net operating loss carryforwards (NOLs).  This limits the number of shares certain shareholders may over-subscribe.  The protection mechanics will not prevent any shareholder from being able to exercise their basic subscription rights.  Additional information is located in the prospectus contained in the Registration Statement.

The Company expects to mail as soon as practicable a prospectus and other items necessary for exercising the rights to holders of the Common Stock as of the close of business on the Record Date.  The prospectus will contain a description of the Rights Offering and other information.  Shareholders are urged to read the prospectus carefully when available.  Questions from shareholders regarding the Rights Offering or requests for additional copies of the prospectus or other offering materials may be directed to the information agent for the Rights Offering, MacKenzie Partners, Inc., at (800) 322-2885.

The subscription rights will be exercisable until 5:00 p.m., New York City time, on December 14, 2010, the Expiration Date for the Rights Offering, unless the Company extends the Rights Offering.  The Company reserves the rights to amend, modify or terminate the Rights Offering at any time prior to the Expiration Date, for any reason.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior registration or qualification under the securities laws of any such state.  The securities may only be offered by means of a prospectus, additional copies of which may be obtained, when available, by contacting the information agent.

Statements in this release that express a belief, expectation or intention, as well as those which are not historical fact, are forward looking.  They involve a number of risks and uncertainties, which may cause actual results to differ materially from such forward-looking statements.  For more information about these risks and uncertainties, please refer to the Registration Statement, which is available in the Company’s November 3, 2010 filing on Form S-1/A, the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2010, and other filings with the SEC which are available on the SEC’s web site at www.sec.gov.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical and dental applications through the Del Medical Systems Group. Through its Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiary, the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.  The Company’s web site is www.delglobal.com.

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DEL GLOBAL TECHNOLOGIES CORP.
John J. Quicke
Chief Executive Officer

Mark A. Zorko
Chief Financial Officer
(631) 231-6400   ext. 323